U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

UCN, INC.
(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047
(Address of principal executive offices)

(801) 320-3300
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation on an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 4, 2008, UCN entered into an equipment leasing facility with Mazuma Capital Corp. The effective date of the lease agreement is April 1, 2008. Under the terms of the leasing facility Mazuma Capital has agreed to make $2.8 million available to purchase computer and related equipment and software for UCN’s business operations, which Mazuma Capital will lease to UCN. The term of the facility is 30 months. The calculated interest rate is subject to change based on changes in the Treasury yield, installation period of the lease, and the residual value. UCN made an initial deposit of $10,000 to establish the leasing facility.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document
10.1	Master Lease Agreement No. MCC1058 dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: April 10, 2008	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer